Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated April 15, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in First Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
October 21, 2011